UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 20, 2014

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)
60523
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 20, 2014, McDonald’s Corporation (the “Company”) announced that Timothy J. Fenton informed the Board of Directors of his decision to retire from the Company, effective October 1, 2014.  Mr. Fenton will continue to serve as Chief Operating Officer during a brief transition period, and thereafter, as a Special Advisor to the Company’s President and Chief Executive Officer, Donald Thompson.  In his role as Special Advisor, Mr. Fenton will focus on global franchising, restaurant portfolio optimization and other strategic business initiatives.
 In connection with Mr. Fenton’s transition, the Company’s Chief Financial Officer, Peter J. Bensen, will be assigned additional duties and responsibilities and was elected to the position of Senior Executive Vice President and Chief Financial Officer.  He will receive a 16.1% salary increase, effective May 1, 2014.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99	Press Release of McDonald's Corporation issued March 20, 2014:
McDonald's Announces Chief Operating Officer Tim Fenton to Retire and Global Management Restructure

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	March 21, 2014	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President - Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No. 99	Press Release of McDonald's Corporation issued March 20, 2014:
McDonald's Announces Chief Operating Officer Tim Fenton to Retire and Global Management Restructure